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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): AUGUST 4, 2000


                             INDEPENDENT BANK CORP.
               (Exact name of registrant as specified in charter)

       MASSACHUSETTS                  1-9047                    04-2870273
(State or other jurisdiction       (Commission              (I.R.S. employer
     of incorporation)             file number)           identification number)

      288 UNION STREET, ROCKLAND, MASSACHUSETTS                  02370
       (Address of principal executive offices)                (Zip code)

        Registrant's telephone number, including area code: 781-878-6100


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ITEM 2.      ACQUISITION OF ASSETS

         (a) On August 4, 2000, Rockland Trust Company ("Rockland"), the principal subsidiary of Independent Bank Corp., consummated the acquisition of twelve bank branches from Fleet National Bank ("Fleet") pursuant to a Purchase and Assumption Agreement dated September 24, 1999 by and among Fleet Financial Group, Inc., Fleet National Bank, BankBoston, N.A., Rockland and Independent Bank Corp. (the "Fleet Agreement"). Ten of these branches are located on Cape Cod in Massachusetts and two are in Brockton, Massachusetts and until the closing all were operated by Fleet as bank branches. Pursuant to the Fleet Agreement, at the closing Rockland assumed approximately $244 million in deposit liabilities and purchased approximately $126 million in
(i) developmental real estate and consumer and small business loans for outstanding principal and accrued interest; (ii) certain fixed assets for their net book value; (iii) real property relating to the owned branches;
(iv) rights under certain leases associated with the leased branches; and (v) cash at the branches. In addition, Rockland paid a premium equal to 12% of the deposit liabilities assumed (approximately $30 million).

         Also on August 4, 2000, Rockland consummated the acquisition of four additional bank branches from Sovereign Bank ("Sovereign") pursuant to a Purchase and Assumption Agreement dated as of May 17, 2000 by and among Sovereign Bank, Rockland and Independent Bank Corp. (the "Sovereign Agreement"). All four of these branches are located on Cape Cod in Massachusetts and until the closing all were operated by Fleet as bank branches. Pursuant to the Sovereign Agreement, at the closing, Rockland assumed approximately $92 million in deposit liabilities and purchased approximately $20 million in (i) consumer and small business loans for outstanding principal and accrued interest; (ii) certain fixed assets for their net book value; (iii) real property relating to the branches; and (iv) cash at the branches. In addition, Rockland paid a premium equal to 12% of the balance of deposit liabilities assumed at the closing (approximately $11 million).

         The source of funds used to purchase the assets was general working capital. In January 2000 Independent Bank Corp. completed a public offering of $25 million of trust preferred securities through Independent Capital Trust II, the proceeds of which offering were used to satisfy the regulatory capital requirements applicable to Rockland and Independent Bank Corp. resulting from the Fleet bank branch acquisition.

         (b) The assets acquired from Fleet and Sovereign by Rockland included all owned real property relating to the bank branches as well as certain equipment and other fixed assets, all of which assets were used and will continue to be used as assets of bank branches.

         Rockland hired substantially all of the personnel in the branches. The sixteen branches opened for business as Rockland bank branches on August 7, 2000.


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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a) and (b)  FINANCIAL STATEMENTS AND PRO FORMA FINANCIAL INFORMATION.

         As the acquisition of the branches by Rockland does not constitute the acquisition of a business or a separate entity or subsidiary of the seller and since there are no financial statements relating thereto, no financial statements are required or included herein.

         (c)  EXHIBITS.

         1.1 Purchase and Assumption Agreement dated as of May 17, 2000 by and among Sovereign Bank, Rockland Trust Company and Independent Bank Corp.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       INDEPENDENT BANK CORP.

                                       By: /s/ Denis K. Sheahan
                                           -------------------------------------
                                           Denis K. Sheahan
                                           Treasurer and Chief Financial Officer

Date:  August 18, 2000


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